EXHIBIT 4.4

MONOLITHIC POWER SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN
(AS AMENDED June 2014)

1.             Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Dividend Equivalents, Stock Appreciation Rights, Performance Units and Performance Shares.

2.             Definitions. As used herein, the following definitions will apply:

(a)         “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)         “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c)          “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)         “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalents, Performance Units or Performance Shares.

(e)         “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)          “Board” means the Board of Directors of the Company.

(g)          “Change in Control” means the occurrence of any of the following events:

(i)     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)     The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)     A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)     The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code and the regulations thereunder.

(h)          “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)          “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(j)          “Common Stock” means the common stock of the Company.

(k)          “Company” means Monolithic Power Systems, Inc., a Delaware corporation, or any successor thereto.

(l)          “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)         “Director” means a member of the Board.

(n)          “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)          “Dividend Equivalent” means the right to be paid in cash an amount equal to the regular cash dividends declared and paid on a Share that is subject to an unvested or otherwise outstanding Restricted Stock Unit or Performance Share. A Dividend Equivalent will immediately expire on the issuance of the underlying Shares subject to the Restricted Stock Unit or Performance Share awards, as well as on the expiration or other forfeiture of the related Restricted Stock Unit or Performance Share awards.

(p)          “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)          “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)     For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t)     “Fiscal Year” means the fiscal year of the Company.

(u)     “Freestanding SAR” means a SAR that is granted independently of any Option.

(v)     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)     “Inside Director” means a Director who is an Employee.

(x)     “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)     “Option” means a stock option granted pursuant to the Plan.

(aa)     “Optioned Stock” means the Common Stock subject to an Award.

(bb)     “Outside Director” means a Director who is not an Employee.

(cc)     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)     “Participant” means the holder of an outstanding Award.

(ee)     “Performance Share” means an Award granted to a Participant pursuant to Section 9.

(ff)     “Performance Unit” means an Award granted to a Participant pursuant to Section 9 or Section 10.

(gg)     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)     “Plan” means this 2004 Equity Incentive Plan, as amended from time to time.

(ii)     “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(jj)     “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk)     “Restricted Stock Unit” means a right to be issued a Share in the future on the vesting date applicable to such award. A Restricted Stock Unit is, in effect, the deferred issuance of a Share of Restricted Stock.

(ll)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)     “Section 16(b) “ means Section 16(b) of the Exchange Act.

(nn)     “Service Provider” means an Employee, Director or Consultant.

(oo)     “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(pp)     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(qq)     “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr)     “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ss)     “Unvested Awards” will mean Options, Restricted Stock, or other Awards that (i) were granted to an individual in connection with such individual’s position as an Employee and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.             Stock Subject to the Plan.

(a)          Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is the sum of 800,000 Shares, plus (i) the number of Shares which have been reserved but not issued under the Company’s 1998 Stock Plan (the “1998 Plan”) as of the Registration Date, (ii) any Shares returned to the 1998 Plan as a result of termination of options or repurchase of Shares issued under such plan, and (iii) an annual increase to be added on the first day of each fiscal year of the Company beginning in fiscal year 2005 equal to the lesser of (A) 2,400,000 Shares, (B) 5% of the outstanding Shares on such date (for purposes of which calculation only shares actually outstanding shall be counted and not shares issuable upon conversion or exercise of other securities) or (C) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b)          Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, will not be returned to the Plan and will not become available for future distribution under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan.

(c)          Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.             Administration of the Plan.

(a)          Procedure.

(i)     Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)     Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)     Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)          Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)     to determine the Fair Market Value;

(ii)     to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to approve forms of agreement for use under the Plan;

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)     to institute an Exchange Program;

(vii)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix)     to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan or to bring an Award into compliance with Section 409A of the Code;

(x)     to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable);

(xi)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)     to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)     to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.             Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.             Stock Options.

(a)           Limitations.

(i)     Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)     The following limitations will apply to grants of Options and Stock Appreciation Rights:

 (1)     No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 750,000 Shares.

 (2)     In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,250,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

 (3)     The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

 (4)     If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b)           Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)     Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)     In the case of an Incentive Stock Option

a)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c)     Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

 (2)         In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)     Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)     Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods of payment; or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)       Exercise of Option.

(i)     Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

 An Option will be deemed exercised when the Company receives: (i)  notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

        Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)     Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.             Restricted Stock.

(a)         Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)         Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)         Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)         Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, including, without limitation, the deferral of the issuance and delivery of Shares of Restricted Stock until a time following the lapse of the restrictions on such Shares, as permitted under Section 4(b)(xii) above.

(e)         Removal of Restrictions. Except as otherwise provided in this Section 7 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)         Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)         Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)       Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.             Stock Appreciation Rights.

(a)       Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b)       Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c)       Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d)       Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e)       Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f)       Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g)       SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h)       Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(i)         Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)     The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.             Performance Units and Performance Shares.

(a)         Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)         Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)         Performance Objectives and Other Terms. The Administrator will set performance objectives and/or other vesting provisions (including, without limitation, vesting based solely on the continued service of, and status as, a Service Provider, which Awards are also sometimes referred to as “Restricted Stock Units”) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)         Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives and/or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives and/or other vesting provisions for such Performance Unit/Share.

(e)         Form and Timing of Payment of Performance Units/Shares. Unless otherwise provided in the Award Agreement, payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period or equal to the number of Shares subject to the underlying Performance Share award as determined at grant) or in a combination thereof.

(f)         Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)         Dividend Equivalents. Dividend Equivalents may be credited in respect of Shares covered by a Restricted Stock Units or Performance Shares, as determined by the Board and contained in the applicable Award Agreement or a separate Award Agreement. Dividend Equivalents will be subject to the same terms and conditions of the underlying Restricted Stock Units or Performance Shares to which they relate, including vesting, performance conditions, forfeiture, and restrictions on transfer or alienation.

10.           Formula Award Grants to Outside Directors.

Except as otherwise provided by the Board in accordance with Applicable Laws, all grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(a)         No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 10(e) and 13).

(b)         First Award. Each person who first becomes an Outside Director following January 1, 2012 will be automatically granted 5,000 Restricted Stock Units (the “First Award”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (unless such date is in a closed trading window, in which case the grant will be effective on the first trading day following the opening of such closed trading window); provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive a First Award.

(c)         Subsequent Award. Each Outside Director will be automatically granted a number of Restricted Stock Units (a “Subsequent Award”) equal to the quotient of $85,000 divided by the Fair Market Value of one Share of Common Stock on the date of grant, with the date of grant being the date of the first meeting of the Board, during each fiscal year of the Company, beginning in 2012, if as of such grant date, the Outside Director will have served on the Board for at least the preceding six (6) months. If the grant date would otherwise be in a closed trading window, the grant will not be effective until the first day that the Company’s trading window re-opens, subject to the Outside Director’s continued service to the Board through such grant date.

(d)         Terms. The terms of each Award granted pursuant to this Section will be as follows:

(i)     Subject to Section 14, 50% of the First Award will vest on each of the first two anniversaries of its date of grant, provided that the Participant continues to serve as a Director through each such date.

(ii)     Subject to Section 14, 100% of the Subsequent Award will vest on the first anniversary of its date of grant, provided that the Participant continues to serve as a Director through such date.

(e)       Amendment. The Administrator in its discretion may change the form of Award, and the number of Shares subject to the First Award and Subsequent Award.

11.           Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.           Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)       Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust, as applicable, the number and class of Shares that may be delivered under the Plan, the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Sections 3 and 6 of the Plan and the number of Shares issuable pursuant to Awards to be granted under Section 10.

(b)       Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)       Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right, the settlement of a Restricted Stock Unit or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14.           No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15.           Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

16.           Term of Plan. The Plan became effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

17.           Amendment and Termination of the Plan.

(a)      Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)      Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)      Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18.           Conditions Upon Issuance of Shares.

(a)      Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)      Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

20.           Stockholder Approval. The Plan was approved by the stockholders of the Company within twelve (12) months after the date the Plan was first adopted by the Board.

21.           Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code, and the Administrator will construe all defined terms in a manner that allows for such exemption, or, if applicable compliance, to the maximum extent permitted by law. Each installment payment of any Award will be treated as a separate installment as provided under Section 409A of the Code. Any installments intended to be exempt from Section 409A of the Code under Treasury Regulation Section 1.409A-1(b)(4) will be issued by the 15th day of the third month following the end of the applicable tax year (as provided in Section 1.409A-1(b)(4)). If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule, without interest.

MONOLITHIC POWER SYSTEMS, INC.
2004 EQUITY INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT

Monolithic Power Systems, Inc. (the “Company”) hereby awards to Participant the number of Performance Units set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Performance Unit Agreement (the “Agreement”) and the 2004 Equity Incentive Plan (the “Plan”, which is incorporated by reference herein in its entirety). Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

I.	NOTICE OF PERFORMANCE UNIT GRANT

	Name:	[ ]

	Grant Number	[ ]

	Date of Grant	[ ]

	Target Number of Performance Units	[ ]

	Maximum Number of Performance Units	[ ]

	Vesting Commencement Date	[ ]

	Vesting Schedule	[See Exhibit A]

	Last Eligible Performance Date	[ ]

II.	TERMS AND CONDITIONS OF PERFORMANCE UNITS

1.     Grant. The Company hereby grants to the Participant an Award for the target and maximum number of Performance Units set forth above. The target and maximum number of Performance Units set forth above may be reduced by the Board in its sole discretion at any time, until the setting of the performance-based vesting conditions set forth on Exhibit A. No Dividend Equivalents are granted under this Agreement. The Participant will receive no benefit or adjustment to the Performance Units with respect to any ordinary course cash dividend except as provided under Section 13(a) of the Plan.

2.     Company’s Obligation to Pay. Each Performance Unit represents the right to receive one Share (subject to adjustment for changes in capitalization of the Company as provided in the Plan) on the date it vests. Unless and until the Performance Units shall have vested, the Participant shall have no right to payment of any such Performance Units. Prior to actual payment of any Performance Units, such Performance Units represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.     Vesting Schedule. The Performance Units are subject to both time-based and performance-based vesting conditions stated on Exhibit A. The Board will determine the actual achievement of the performance-based vesting conditions. The Board, in its sole discretion, may, but is not obligated to provide, partial credit for partial achievement of the performance-based vesting conditions. Any Performance Units that fail to satisfy the performance-based vesting conditions by the Last Eligible Performance Date (set forth in Section 1 above) will be forfeited as of the Last Eligible Performance Date. Any Performance Units that fail to satisfy the time-based vesting conditions will be forfeited as of the date the Participant ceases to be a Service Provider for any or no reason.

4.     Delivery of Shares. Subject to the satisfaction of the withholding obligations described below, if one or more Performance Units vests, the Company will issue to Participant one Share for each Performance Unit that vests. The issuance of shares in respect of the Performance Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. As a result, the shares will be issued no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d). If necessary to comply with applicable tax laws, the shares will be issued no later than December 31 of the calendar year in which the shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

5.     Section 409A. If this Award is for any reason deemed to be deferred compensation subject to, Section 409A of the Code, and if the Participant is a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on the Participant in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6.     Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement shall, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.     Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to the Participant, unless and until the Participant satisfies his obligations with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares so issuable. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part, by one or more of the following (without limitation): (a) paying cash, (b) having withholding taken from compensation otherwise due to Participant from the Company, (c) subject to the approval of the independent members of the Board, withholding otherwise deliverable Shares having a Fair Market Value (measured as of the date the Shares are) equal to the minimum statutory amount required to be withheld, (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (e) permitting the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to sell a portion of the Shares to be delivered and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding taxes directly to the Company. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder within the time necessary for compliance with Treasury Regulations Section 1.409A-1(b)(4), the Participant will permanently forfeit such Performance Units as of the last day of such compliance period, at no cost to the Company, and the Participant will have no further right to receive Shares with respect thereto.

8.     Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder (including but not limited to the right to receive ordinary course cash dividends) unless and until certificates representing such Shares shall have been issued (including electronically), recorded on the records of the Company or its transfer agents or registrars, and, as applicable, delivered to the Participant.

9.     No Effect on Service. Participant acknowledges and agrees that the vesting of the Performance Units pursuant to Section 3 hereof is earned by Participant continuing to be a Service Provider through the applicable vesting dates and not through the act of being hired or acquiring Shares hereunder. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Participant’s continuation as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with the Participant’s right or the right of the Company (or any Parent or Subsidiary employing or retaining Participant) to terminate Participant’s status as a Service Provider at any time, with or without cause.

10.     Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Chief Financial Officer at Monolithic Power Systems, Inc., 79 Great Oaks Blvd., San Jose, CA 95119, or at such other address as the Company may hereafter designate in writing.

11.     Grant is Not Transferable. Except to the limited extent permitted in the event of the Participant’s death, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

12.     Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.     Additional Conditions to Issuance of Stock. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to the Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares shall violate federal securities laws or other Applicable Laws, the Company shall defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares shall no longer cause such violation. The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14.     Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. This Award (and any compensation paid or shares issued under this Award) is also subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment on a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company. The Participant hereby acknowledges receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, the Participant acknowledges receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

15.     Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.     Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.     Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

18.     Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Performance Units.

19.     Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Performance Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Performance Units is made and/or to be performed.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Performance Units is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	MONOLITHIC POWER SYSTEMS, INC.

Signature:	Signature:

Name:	Name:

Home Address:	Title:

[EXHIBIT A1

Performance-Based Vesting Condition: [insert]. The period of time between the Vesting Commencement Date and the Last Eligible Performance Date is the “Performance Period”.

Time-Based Vesting Condition: For all Performance Units that satisfy the Performance-Based Vesting Condition by the conclusion of the Performance Period, such Performance Units will be subject to time-based vesting over the [ ]-year period beginning on the Vesting Commencement Date, with [ ] of the total number of such Performance Units vesting on the date the Board certifies actual performance against the Performance-Based Vesting Conditions, and [ ] of the total number of such Performance Units vesting on the last day of each calendar quarter thereafter, so that such Performance Units are fully vested on [ ] (such period, the “Time-Based Vesting Period”). The Time-Based Vesting Condition is contingent on the Participant’s continuing to be a Service Provider on each vesting date.]

Treatment on a Change in Control:

If a Change in Control occurs prior to the Board’s determination of achievement against the Performance-Based Vesting Conditions, then the Board will

●

(A) review actual performance against the Performance-Based Vesting Conditions, (B) determine the percentage of achievement (the “Achievement %”) against the Performance-Based Vesting Conditions based on actual performance through the last business day prior to the closing of the Change in Control (to the extent measurable), and (C) multiply the Achievement % by the Target Number of Performance Units subject to this Award to determine the total number of Performance Units under this Award that have been deemed to satisfy the Performance-Based Vesting Conditions (the “Credited Units”); and

●

calculate the vesting of the Credited Units with respect to the Time-Based Vesting Condition, to be equal to the portion of the Credited Units determined by multiplying (A) the Credited Units by (B) a fraction, (i) the numerator is the number of days that have elapsed between the Vesting Commencement Date and the last business day prior to the closing of the Change in Control, and (ii) the denominator of which is the total number of days in the Time-Based Vesting Period.

1 Exhibit A remains subject to review and update by the Board.

A-1